UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2008

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2008, we appointed two executive officers.

Glenn Sandridge, 48, has served as our Vice President of Marketing since December 2003. Mr. Sandridge served most recently as the Director of Marketing – Watercraft for Bombardier Motor Corporation of America from August 1998 to December 2003; National Sales and Marketing Manager for Toyota Marine Sports from November 1996 to August 1998; and Vice President Sales and Marketing for MasterCraft Boat Company from June 1988 to October 1996. Prior to that time, Mr. Sandridge served in product management with Frito Lay from July 1986 to June 1988.

Jay J. Avelino, 58, has served as our Vice President of Human Resources and Human Development since February 28, 2008 and as Vice President of Team Development for MarineMax since May 1, 2000. Mr. Avelino was previously employed by Caliper Corporation, of Princeton, NJ, a personality assessment and human resource consulting company, from July 1988 to April 2000, serving most recently in the role of Senior Vice President, and prior to that as a Vice President and also as a Director for that company. Prior to that time, Mr. Avelino was employed at New York University as an Associate Dean for External Affairs and Director of Alumni Relations for the Schools of Business from 1980 through 1988.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

March 5, 2008	By:	Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer, and Secretary